                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material under Rule 14a-12
                        KENTUCKY ELECTRIC STEEL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

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
[KENTUCKY ELECTRIC STEEL, INC. LOGO]

                          KENTUCKY ELECTRIC STEEL, INC.
                              POST OFFICE BOX 3500
                          ASHLAND, KENTUCKY 41105-3500
                                 (606) 929-1222


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD TUESDAY, FEBRUARY 6, 2001

To the Holders of the Common Stock of
Kentucky Electric Steel, Inc.

         The Annual Meeting of Stockholders of Kentucky Electric Steel, Inc., a Delaware corporation (the "Company"), will be held in Ballroom B, Ashland Plaza Hotel, Ashland, Kentucky, on Tuesday, February 6, 2001 at 10:00 a.m. (EST), for the following purposes:

         1. To elect two members of the Board of Directors to hold office until the 2004 Annual Meeting of Stockholders and until their successors are elected and qualified;

         2. To vote on a proposal to approve the 2001 Share Plan for Non-Employee Directors;

         3. To ratify the appointment of Arthur Andersen LLP as independent public accountants for the fiscal year ending September 29, 2001; and

         4. To consider and act upon such other business as may properly come before the meeting and any adjournment thereof.

         The Company's Board of Directors has fixed the close of business on December 8, 2000 as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting and any adjournment thereof.

                                           By Order of the Board of Directors.
                                           William J. Jessie, Secretary

December 28, 2000
Ashland, Kentucky

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

[KENTUCKY ELECTRIC STEEL, INC. LOGO]

                          KENTUCKY ELECTRIC STEEL, INC.
                              POST OFFICE BOX 3500
                          ASHLAND, KENTUCKY 41105-3500
                                 (606) 929-1222


                                 PROXY STATEMENT

                    FOR ANNUAL MEETING OF STOCKHOLDERS TO BE
                        HELD ON TUESDAY, FEBRUARY 6, 2001
                 APPROXIMATE DATE OF MAILING: DECEMBER 28, 2000

                                     GENERAL

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Kentucky Electric Steel, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Tuesday, February 6, 2001, at 10:00 a.m. (EST) in Ballroom B, Ashland Plaza Hotel, Ashland, Kentucky, and any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

         All proxies will be voted in accordance with the instructions contained in the proxy. If no choice is specified, proxies will be voted in favor of the election of the nominees for directors proposed by the Board of Directors in Proposal I, in favor of the approval of the 2001 Share Plan for Non-Employee Directors and in favor of the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending September 29, 2001, all as recommended by the Board of Directors. A stockholder who executes a proxy may revoke it at any time before it is exercised by delivering to the Company another proxy bearing a later date or by submitting written notice of such revocation to the Secretary of the Company.

         A copy of the Company's Annual Report to Stockholders for the fiscal year ended September 30, 2000 accompanies this proxy statement.

         A plurality of the votes cast is required for the election of directors. Votes withheld from a nominee for election as a director are not included in the tabulation of the voting results on the election of directors and, therefore, do not affect the election of directors. Approval of the 2001 Share Plan for Non-Employee Directors and the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants require the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the proposals. Abstentions on these matters will be counted for the purpose of determining the number of shares represented by proxy at the meeting and voting upon such proposals, and shall therefore have the same effect as if such shares were voted against such ratification or approval. Broker "non-votes" will be treated as not represented at the meeting as to the ratification of Arthur Andersen LLP or approval of the 2001 Share Plan for Non-Employee Directors for purposes of determining the number of votes needed for ratification or approval.

         A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote upon a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. Broker "non-votes" and the shares as to which stockholders abstain are included for purposes of determining whether a quorum of shares is present at a meeting.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The close of business on December 8, 2000 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Each outstanding share of the Company's common stock, $0.01 par value ("Common Stock"), is entitled to one vote. On December 8, 2000, there were outstanding and entitled to vote 4,072,818 shares of Common Stock.

OWNERSHIP OF DIRECTORS, NOMINEE AND EXECUTIVE OFFICERS

         The following table sets forth information regarding the amount of Common Stock beneficially owned, as of December 8, 2000, by each director of the Company, the nominees for election as directors of the Company, the executive officers named in the Summary Compensation Table and all directors and executive officers of the Company as a group:

                                                                            SHARES
                              NAME                                   BENEFICIALLY OWNED(1)          PERCENT(2)
--------------------------------------------------------------------------------------------------------------------
Charles C. Hanebuth.............................................             254,032 (3)                 6.0%
Clifford R. Borland.............................................               8,926                      (4)
Carl E. Edwards, Jr. ...........................................              12,485                      (4)
J. Marvin Quin II...............................................              21,223                      (4)
David C. Struve.................................................              18,936                      (4)
William J. Jessie...............................................             121,102 (5)                 2.9%
Joseph E. Harrison..............................................              91,019 (6)                 2.2%
William H. Gerak................................................              63,518 (7)                 1.5%
Directors and Executive Officers as a Group (8 persons).........             591,241 (8)                13.4%

(1) Under rules of the Securities and Exchange Commission ("SEC"), persons who have power to vote or dispose of securities, either alone or jointly with others, are deemed to be the beneficial owners of such securities.

(2) The shares subject to options were deemed outstanding for purposes of this calculation.

(3) Includes 181,236 shares which Mr. Hanebuth had the right to acquire upon the exercise of stock options exercisable on December 8, 2000 or within 60 days thereafter. Excludes 203 shares owned separately by Mr. Hanebuth's spouse and children; Mr. Hanebuth disclaims that he is the beneficial owner of such shares.

(4) Shares beneficially owned do not exceed one percent of the outstanding shares of Common Stock.

(5) Includes 57,802 shares which Mr. Jessie had the right to acquire upon the exercise of stock options exercisable on December 8, 2000 or within 60 days thereafter.

(6) Includes 55,467 shares which Mr. Harrison had the right to acquire upon the exercise of stock options exercisable on December 8, 2000 or within 60 days thereafter.

(7) Includes 38,212 shares which Mr. Gerak had the right to acquire upon the exercise of stock options exercisable on December 8, 2000 or within 60 days thereafter.

(8) Includes 332,717 shares subject to option as described in the foregoing notes.

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         On December 8, 2000, the following persons were known to the Company to be the beneficial owners of more than five percent of the Common Stock:

                                                                 SHARES BENEFICIALLY
                   NAME AND ADDRESS                                     OWNED                        PERCENT
--------------------------------------------------------------------------------------------------------------------
State of Wisconsin Investment Board                                 500,000 (1)                       12.3%
P.O. Box 7842
Madison, Wisconsin  53707

Franklin Resources, Inc.                                            437,500 (2)                       10.7%
777 Mariners Island Boulevard
San Mateo, California  94404

NS Group, Inc.                                                      400,000 (3)                       9.8%
Ninth and Lowell Streets
Newport, Kentucky  41072

FMR Corp.                                                           367,500 (4)                       9.0%
82 Devonshire Street
Boston, Massachusetts  02109

Tontine Partners, L.P.                                              237,700 (5)                       5.8%
200 Park Avenue
New York, New York  10166

(1) Based on Amendment No. 6 to Schedule 13G filed with the SEC on February 2, 2000. The State of Wisconsin Investment Board has sole voting and dispositive power as to 500,000 shares.

(2) Based on Amendment No. 2 to Schedule 13G filed with the SEC on January 25, 2000 by Franklin Resources, Inc., a Delaware corporation ("Franklin Resources"), Charles B. Johnson, an individual, Rupert H. Johnson, Jr., an individual, and Franklin Advisory Services, LLC, a Delaware limited liability company ("Franklin Advisory"). Franklin Resources is the beneficial owner of 437,500 shares as a result of certain of its direct and indirect subsidiaries acting as investment advisers to various investment companies. Franklin Advisory reports having sole voting and dispositive power as to 437,500 shares.

(3) NS Group, Inc., a Kentucky corporation ("NS Group"), obtained such shares in connection with the initial public offering of shares of the Company's Common Stock as partial consideration for the transfer of all of the assets and liabilities of a subsidiary of NS Group to the Company. Clifford R. Borland, a director of the Company, serves as Chairman of NS Group. Mr. Borland disclaims beneficial ownership of the shares owned by NS Group.

(4) Based on Schedule 13G filed with the SEC on February 11, 2000. FMR Corp. reports sole dispositive power over 367,500 shares. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 367,500 shares as a result of acting as an investment adviser to various investment companies. The ownership of one investment company, Fidelity Low-Priced Stock Fund, amounted to 367,500 shares. Edward C. Johnson 3rd, Chairman of FMR Corp., through its control of Fidelity, and the funds have sole power to dispose of 367,500 shares. Voting power resides with the Board of Trustees of the various funds.

(5) Based on Amendment No. 2 to Schedule 13G filed with the SEC on February 11, 2000 by Tontine Partners, L.P., a Delaware limited partnership ("TP"), Tontine Management, L.L.C., a Delaware limited liability company ("TM"), Tontine Overseas Associates, L.L.C., a Delaware limited liability company ("TOA") and Jeffrey L. Gendell, an individual. TOA and Mr. Gendell have shared voting power and shared dispositive power as to 237,700 shares.

                        PROPOSAL I: ELECTION OF DIRECTORS

         In accordance with the Bylaws of the Company, the Board of Directors has fixed the number of directors at five directors, divided into three classes of one, two and two directors, with the terms of office of each class ending in successive years. The Board of Directors has nominated Carl E. Edwards, Jr. and
J. Marvin Quin II, whose current terms as directors expire at the 2001 Annual Meeting, for election as directors to hold office until the 2004 Annual Meeting of Stockholders, and until their successors are elected and qualified in the class to which they are assigned or until their earlier death, resignation or removal.

         Shares represented by your proxy will be voted in accordance with your direction as to the election as director of the person listed below as the nominee. In the absence of direction, the shares represented by your proxy will be voted FOR such election. In the event that the person listed as the nominee becomes unavailable as a candidate for election, it is intended that the shares represented by your proxy will be voted for a substitute nominee, but the Board knows of no reason to anticipate that this will occur.

         Certain information with respect to the nominee and each of the continuing directors is set forth below, including any positions they hold with the Company.

                                                                    POSITIONS OR OFFICES      SERVED AS DIRECTOR
                          NAME                              AGE       WITH THE COMPANY        CONTINUOUSLY SINCE
-------------------------------------------------------------------------------------------------------------------
NOMINEE FOR TERM ENDING IN 2004
Carl E. Edwards, Jr.                                         59             None                     1993
J. Marvin Quin II                                            53             None                     1993

DIRECTORS WITH TERMS ENDING IN 2002
Clifford R. Borland                                          63             None                     1993
David C. Struve                                              60             None                     1993

DIRECTORS WITH TERMS ENDING IN 2003
Charles C. Hanebuth                                          56     President and Chief              1993
                                                                     Executive Officer

         The following are brief summaries of the business experience of the nominees for election as directors of the Company and the other directors whose terms of office as directors will continue after the Annual Meeting, including, where applicable, information as to the other directorships held by each of them.

NOMINEES

         CARL E. EDWARDS, JR. has been Executive Vice President, General Counsel and Secretary of Lennox International Inc., a manufacturer of residential and commercial air conditioning and heating equipment and industrial furnaces, since February 1992. Prior thereto, Mr. Edwards was Vice President, General Counsel and Secretary of ELCOR Corporation, a manufacturer of roofing and industrial products.

         J. MARVIN QUIN II has been Senior Vice President and Chief Financial Officer of Ashland, Inc., a diversified corporation which produces and markets petroleum products, chemicals and road construction services, since 1992. Prior thereto, Mr. Quin was treasurer of Ashland, Inc.

         The Board of Directors recommends a vote FOR the election of the nominees for directors of the Company.

CONTINUING DIRECTORS

         CLIFFORD R. BORLAND has been Chairman of NS Group, a holding company for steel mini-mill operations, since February 2000. From December, 1995 to February, 2000 Mr. Borland was Chairman and Chief Executive Office of NS Group. Prior thereto, Mr. Borland was President, Chief Executive Officer and a director of NS Group.

         CHARLES C. HANEBUTH has been President and Chief Executive Officer of the Company since its formation in August 1993. From November 1990 to October 6, 1993, Mr. Hanebuth was President and Chief Operating Officer of Kentucky Electric Steel Corporation, a wholly owned subsidiary of NS Group. Mr. Hanebuth has 21 years management experience in the steel industry. Mr. Hanebuth is an advisory director of Fifth Third Bank Ohio Valley and a director of Ashland Hospital Corporation, which operates King's Daughters' Medical Center.

         DAVID C. STRUVE has been Chairman of the Board and Chief Executive Officer of Latite Roofing and Sheet Metal Company Inc., a commercial and residential roofing company, since 1983.

BOARD OF DIRECTORS AND COMMITTEES

         The Board of Directors of the Company held four meetings during the fiscal year ended September 30, 2000. During such fiscal year all of the incumbent directors attended at least 75% of the aggregate meetings held by the Board of Directors and all committees on which they serve. The standing committees of the Board of Directors are the Audit Committee and the Compensation Committee. The nominees for election as directors of the Company are chosen by the full Board of Directors, and there is no standing committee entrusted with this function.

         AUDIT COMMITTEE. Messrs. Quin (Chairman), Edwards and Struve are members of the Audit Committee. The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Committee is composed of three independent Directors and operates under a written charter, attached as ANNEX A, adopted by the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the Company's systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality and the acceptability of the Company's financial reporting and controls.

         The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of the Company's financial reporting and such other matters as are required to be discussed with the Committee under generally accepted auditing standards (including SAS 61). In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the auditors' written disclosures required by the Independence Standards Board.

         The Committee also discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee meets periodically with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

         In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2000 for filing with the SEC. The Audit Committee recommends to the Board the appointment of the independent public accountants to serve as auditors in examining the corporate accounts of the Company. The Audit Committee met two times during the fiscal year ended September 30, 2000.

         COMPENSATION COMMITTEE. Messrs. Struve (Chairman), Borland and Edwards are members of the Compensation Committee. The functions of the Compensation Committee are to review, discuss and advise management and make recommendations to the Board of Directors regarding compensation and benefits for the executive officers and highly compensated personnel of the Company. The Compensation Committee also has oversight responsibilities for all broadly based compensation and benefit programs of the Company. The Compensation Committee met three times during the fiscal year ended September 30, 2000.

         COMPENSATION OF DIRECTORS. Directors who are not employees of the Company are paid an annual retainer of $16,000 and $1,000 for each meeting of the Board of Directors attended in excess of four meetings per fiscal year, along with expenses for attendance at meetings of the Board and Committees. In addition, such outside Directors are paid $750 ($1,000 for Committee Chairmen) for each Committee meeting attended. At least sixty percent (60%) of all such fees are paid to such directors in the form of Common Stock subject to the terms of the Kentucky Electric Steel, Inc. 1999 Share Plan for Non-Employee Directors. Directors who are employees do not receive any compensation for service as directors, but the Company pays their expenses for attendance at Board meetings.

                             EXECUTIVE COMPENSATION

         The following table presents summary information for the 1998, 1999 and 2000 fiscal years concerning compensation awarded or paid to, or earned by, the Chief Executive Officer and each of the other executive officers whose salary and bonus exceeded $100,000 for the fiscal year ended September 30, 2000 (the "named executive officers").


                           SUMMARY COMPENSATION TABLE

                                                 Annual Compensation           Long Term Compensation(1)
                                                 -------------------           ----------------------
                                                                                                             All Other
         Name and                                                                                LTIP         Compen-
    Principal Position         Year        Salary      Bonus(2)     Other(3)    Options(4)     Payouts       sation(5)
    ------------------         ----        ------      --------     --------    ----------     -------       ---------
Charles C. Hanebuth            2000       $270,360     $  --        $ 121,736      34,521         --         $129,398
President and Chief            1999        270,360        --           28,597      34,521         --          213,824
Executive Officer              1998        270,360      15,429          7,710       --            --          115,869


William J. Jessie              2000       $132,720     $  --        $  41,404      10,340         --         $ 44,323
Vice President, Secretary,     1999        132,720        --            7,894      10,340         --           82,714
Treasurer and Chief            1998        132,720       6,909          1,121       --            --           34,797
Financial Officer

Joseph E. Harrison             2000       $126,384     $  --        $  51,391      10,340         --         $ 54,411
Vice President,                1999        126,384        --           11,018      10,340         --           78,317
Sales and Marketing            1998        126,384       6,579          1,107       --            --           55,989

William H. Gerak               2000       $113,556     $  --        $  43,209       8,991         --         $ 45,772
Vice President,                1999        109,896        --            9,236       8,991         --           73,953
Administration                 1998        109,896       5,721            962       --            --           47,401


(1) Stock options and restricted stock awards granted under the Company's 1993, 1994 and 1998 Employee Stock Option/Restricted Stock Plans provide for acceleration of vesting of awards in the event of a change of control of the Company, as defined in such plan.

(2) Amounts included under "Bonus" represent amounts paid or awarded under the executive compensation plan described in the Compensation Committee Report on Executive Compensation.

(3) Amounts represent reimbursement for tax liabilities incurred by the named executive officers during fiscal 1998, 1999 and 2000 in connection with certain insurance premium payments and forgiveness of certain indebtedness.

(4) Information represents stock options awarded under the Company's 1993, 1994 and 1998 Employee Stock Option/Restricted Stock Plans.

(5) Amounts included as "All Other Compensation" for the named executive officers consist of charges associated with the Company's salary continuation program, imputed interest on loans made under the Key Employee Stock/Loan Plan, the dollar value of premiums paid by the Company in connection with life insurance and disability policies for the benefit of the named executive officers, contributions to the Company's Profit Sharing Plan on behalf of the named executive officers, and charges in connection with certain disability insurance premiums for Mr. Hanebuth. Charges associated with the salary continuation program (including the associated loan forgiveness and insurance premium payments) during fiscal 1998, 1999 and 2000, respectively, were: $101,128, $201,184 and $119,760 for Mr. Hanebuth; $30,002, $79,601 and $42,443 for Mr. Jessie; $51,302, $75,010 and
         $52,596 for Mr. Harrison; and $43,284, $71,116 and $44,194 for Mr.
         Gerak. Imputed interest under the Key Employee Stock/Loan Plan for fiscal 1998, 1999 and 2000, respectively, was $4,018, $2,036 and $1,217 for Mr. Hanebuth; $1,715, $1,016 and $513 for Mr. Jessie; $1,715,
         $1,016 and $513 for Mr. Harrison; and $1,491, $883 and $446 for Mr.
         Gerak. The value of the benefit to the named individuals of the premiums paid by the Company on behalf of named individuals pursuant to the Company's split dollar insurance arrangements during fiscal 1998 and 1999 was $292 and $2,183 for Mr. Hanebuth, $95 and $730 for Mr. Jessie, $77 and $989 for Mr. Harrison, and $109 and $822 for Mr. Gerak. In fiscal year 1999, the split dollar insurance program was discontinued in connection with certain changes made to the salary continuation program. See "Other Compensation Arrangements." The Company made the following contributions to the Profit Sharing Plan in fiscal 1998: $1,754 on behalf of Mr. Hanebuth; $1,526 on behalf of Mr. Jessie; $1,454 on behalf of Mr. Harrison; and $1,264 on behalf of Mr. Gerak. No such contributions to the Profit Sharing Plan were made by the Company on behalf of the named executive officers in fiscal 1999 or 2000. The Company also pays certain disability insurance premiums under policies covering the named individuals. In the event the named individual becomes disabled, he will be paid 60% (90% in the case of Mr. Hanebuth) of his current base salary during the term of such disability up to age 65. The amount of the premiums paid by the Company on behalf of the named individuals pursuant to these insurance policies during fiscal 1998, 1999 and 2000, respectively, were: $8,677, $8,421 and $8,421 for Mr. Hanebuth; $1,459, $1,367 and $1,367 for Mr. Jessie; $1,441, $1,302 and $1,302 for Mr.
         Harrison; and $1,253, $1,132 and $1,132 for Mr. Gerak.


         The following tables present certain additional information concerning stock options granted to the named executive officers during fiscal 2000. No stock options were exercised by the named executive officers during fiscal 2000.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                              Individual Grants                             Potential Realizable Value
                        --------------------------------------------------------------        at Assumed Annual Rates
                                                                                            of Stock Price Appreciation
                                                                                                 for Option Term(1)
                                                                                             -------------------------
                                         % of Total
                                           Options
                                         Granted to      Exercise or
                           Options      Employees in     Base Price
          Name          Granted (#)(2)   Fiscal Year   (per share)(3)  Expiration Date          5%              10%
          ----          --------------   -----------   --------------  ---------------          --              ---
   Charles C. Hanebuth      34,521         37.9%          $2.5313          1/31/10            $54,954        $139,265
   William J. Jessie        10,340         11.3%          $2.5313          1/31/10            $16,460         $41,714
   Joseph E. Harrison       10,340         11.3%          $2.5313          1/31/10            $16,460         $41,714
   William H. Gerak          8,991          9.9%          $2.5313          1/31/10            $14,313         $36,271

(1) The amounts shown under these columns are the result of calculations at 5% and 10% rates over the ten year term of the options as required by the Securities and Exchange Commission and are not intended to forecast future appreciation of the stock price of the Company's Common Stock. The actual value, if any, an executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised.

(2) These options were granted as of January 31, 2000 in connection with the Compensation Committee's review of compensation for fiscal 2000 and one fourth of each option becomes exercisable each year beginning January 31, 2001.

(3) The exercise price for these options is equal to the market price of the Company's Common Stock on January 31, 2000.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES


                                         Number of Securities                 Value of Unexercised
                                        Underlying Unexercised                    In-the-Money
                                                Options                            Options at
                                       at September 30, 2000(#)             September 30, 2000($) (1)
                                    -------------------------------      ------------------------------
           Name                      Exercisable     Unexercisable        Exercisable     Unexercisable
           ----                      -----------     -------------        -----------     -------------
Charles C. Hanebuth                     172,605         69,042                 $0              $0

William J. Jessie                        55,217         20,680                  0               0

Joseph E. Harrison                       52,882         20,680                  0               0

William H. Gerak                         35,964         17,982                  0               0

(1)      Based on the market value of the Company's Common Stock on September
         30, 2000.

OTHER COMPENSATION ARRANGEMENTS

         The Company entered into agreements with the named executive officers effective June 7, 1994 (as thereafter amended, the "Employment Agreements"). The Employment Agreements provide for continued employment of the respective officer by the Company for a period of three years following a Change of Control (as defined) on an equivalent basis to employment immediately before the Change of Control. If (1) the employee terminates his employment for any reason other than death or disability during the period from six months following a Change of Control and ending 36 months following a Change of Control, (2) the Company terminates the employee's employment during the period from the date of the Change of Control and ending 36 months following a Change of Control ("Change of Control Period"), or (3) the employee terminates his employment for Good Reason (as defined) during the first six months of the Change of Control Period, the Company shall pay the employee a single lump sum cash payment equal to $1.00 less than three times the employee's "Base Amount." The term Base Amount means the employee's average annual compensation from the Company for the five consecutive years preceding the Change of Control. The Employment Agreements also provide that for a period of two years after the termination of the employee's employment under such agreement, the employee will not engage in any Competition Activity (as defined) and shall provide reasonable consulting services to the Company. Pursuant to the Employment Agreements, each employee has also agreed not to disclose Confidential Information (as defined) of the Company.

         The Board of Directors adopted an Executive Severance Plan effective June 7, 1994 (as thereafter amended, the "Executive Severance Plan") for the named executive officers. In consideration for certain non-competition and confidentiality covenants and provided his employment is not terminated for Cause (as defined), each named executive officer is entitled to be paid his regular base salary at the time of severance from the Company for a period of 24 months (36 months for Mr. Hanebuth) following termination. In addition, the executive would continue to receive certain employee benefits and would be eligible to receive a pro rata share of any incentive bonus plan compensation earned but not paid and he would receive an amount equal to the cash value of all outstanding stock options, stock appreciation rights and restricted stock held by such executive.

         The Employment Agreements and the Executive Severance Plan also provide that an employee will be reimbursed for any legal expenses incurred in litigating his rights under the agreement or the severance plan.

         The Compensation Committee approved a Key Employee Stock/Loan Plan in February 1995, under which the Company may grant certain key employees rights to apply to the Company for a loan. The proceeds of any such loan must be used to purchase Kentucky Electric Steel Common Stock at that time, applied to previous stock purchases not made in connection with the Stock/Loan Plan or be used to meet tax obligations on restricted stock grants. The normal maximum amount which may be loaned to each eligible key employee is a percentage of base salary determined by a formula approved by the Compensation Committee. Such loans bear no interest and are repayable by the key employee through continued service with the Company, with the principal amount of the loan being forgiven at the rate of 20% for each year of continuous service subsequent to the date of the making of the loan. The outstanding balances of such loans are required to be repaid on any termination of employment with the Company, except for termination due to disability, death or retirement. No loans were made under the Key Employee Stock/Loan Plan in fiscal 1998, 1999 or 2000.

         Under the Company's salary continuation program, executive officers, upon retirement at age 62, will be paid an amount not to exceed 60% of base salary to age 85 (10 years certain). At age 85, Mr. Hanebuth would continue to receive a benefit of 28% of his base salary until death. As of September 30, 2000, the salary continuation benefits reported for each named executive officer have been vested at 75% by the Board of Directors. The amounts payable under this program will be reduced by the amounts such individuals receive under certain insurance policies previously transferred from the Company to employee grantor trusts established by such individuals. The Company agreed to lend to each of such individuals an amount equal to the federal and state income taxes incurred by such individuals in connection with such transfer and entered into Loan Forgiveness Agreements whereby the Company agreed to forgive those loaned amounts over a nine year period provided such individual either remains employed by the Company or complies with certain non-competition and confidentiality agreements following employment. The largest principal amount outstanding for each of the named individuals during the most recent fiscal year was: $213,862 for Mr. Hanebuth; $69,315 for Mr. Jessie; $101,470 for Mr. Harrison; and
$84,740 for Mr. Gerak. Interest on the loaned amounts is imputed at the applicable federal rate set by the Internal Revenue Service. As of September
30, 2000, the amounts outstanding under the loans for each of these individuals were: $190,099 for Mr. Hanebuth; $61,614 for Mr. Jessie; $90,196 for Mr. Harrison; and $75,325 for Mr. Gerak.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for fiscal 2000:

         The Company's executive compensation program (the "Program") has been designed to enable the Company to attract, motivate and retain senior management by providing a competitive total compensation opportunity that emphasizes variable, at-risk, performance-based compensation. The Program is comprised of three basic elements: base salaries which are competitive in specific industry segments within which the Company operates and which also reflect individual performance; annual incentive opportunities which may be paid in cash and/or awarded in restricted stock for the achievement of annual financial performance goals established by the Compensation Committee; and long-term stock based-incentive opportunities.

         A discussion of each of the elements of the Program along with a description of the significant decisions of the Compensation Committee with regard to fiscal 2000 compensation is set forth below.

         Annual total compensation for the executive officers consists of a base salary and the potential for an annual bonus under the Executive Incentive Compensation Plan (the "Incentive Compensation Plan"). National survey data for all industries, data from industry segments within which the Company operates and evaluation of individual performance were utilized to determine fiscal 2000 base salaries for executive officers. The annual base salaries for the executive officers other than the chief executive officer were determined through an interactive review process between the Compensation Committee and Mr. Hanebuth using the aforementioned criteria. Mr. Hanebuth's base salary was reviewed and established by the Compensation Committee.

         Under the Incentive Compensation Plan, officers may be awarded annual incentive bonuses if the Company meets certain performance criteria. Annual incentive bonuses for Mr. Hanebuth and other named executive officers are based upon pre-tax return on equity targets which are established at the beginning of the fiscal year. At specified levels of return, a participant is eligible to receive an incentive bonus equal to a variable percentage of his annual base salary, to a maximum of approximately 100% of annual base salary. The fiscal 2000 equity targets and incentive percentage levels were reviewed and approved by the Compensation Committee. Seventy-five percent of the incentive bonus may be paid quarterly during the fiscal year for which bonus payments are calculated, with the balance paid after determination of results for the fiscal year. Any contribution made by the Company for Profit Sharing to the Salaried Employees Profit Sharing and Flexible Compensation Plan on behalf of any executive officer results in a corresponding reduction in incentive compensation bonus payments to the executive officers.

         The long-term incentive component of the chief executive officer and the executive officers' 2000 compensation includes stock options. Stock options are designed to align the long-term interests of the Company's executives and its stockholders and assist in the retention of executives.

         In January 2000, the Compensation Committee granted incentive stock options to all of the executive officers, as well as certain other management employees. The grants made to Mr. Hanebuth were consistent with prior option awards made by the Company, which were determined with reference to national survey data regarding stock option grants to chief executive officers. Other executive officers received awards which were set at 65% of the level originally established for Mr. Hanebuth.

         All options were granted at the fair market value on the date of grant. The Company will likely consider additional stock option grants to such executives in fiscal 2001.


                                          COMPENSATION COMMITTEE
                                          David C. Struve (Chairman)
                                          Clifford R. Borland
                                          Carl E. Edwards, Jr.

                                PERFORMANCE GRAPH

         The following graph sets forth a comparison of the Company's cumulative total stockholder return from September 30, 1995 through September 30, 2000 with the cumulative total return for the same period of the Standard & Poor's 500 Index and the Standard & Poor's 500 Iron and Steel Index. The graph assumes a $100 investment in the Company's Common Stock and each index and the reinvestment of all dividends.



                          TOTAL SHAREHOLDER RETURNS

                                   [GRAPH]


                                                                                      INDEXED RETURNS
                                                     BASE                               YEARS ENDING
                                                     PERIOD
            COMPANY / INDEX                          SEP95      SEP96       SEP97       SEP98       SEP99       SEP00
            -----------------------------------------------------------------------------------------------------------------
            KENTUCKY ELECTRIC STEEL INC                100         76.71       76.71       42.47       36.99       19.18
            S&P 500 INDEX                              100        120.33      169.00      184.29      235.53      266.82
            IRON & STEEL-500                           100         98.63      114.67       83.53       91.33       55.20

                            PROPOSAL II: APPROVAL OF
                   2001 SHARE PLAN FOR NON-EMPLOYEE DIRECTORS

         The Board of Directors has adopted the Kentucky Electric Steel, Inc. 2001 Share Plan for Non-Employee Directors (the "2001 Share Plan"), subject to approval by the stockholders of the Company. The purposes of the 2001 Share Plan are (1) to encourage non-employee directors to own shares of the Company's Common Stock and thereby to align their interests more closely with the interests of the other stockholders of the Company, (2) to encourage the highest level of director performance by providing non-employee directors with a direct interest in the Company's attainment of its financial goals, and (3) to provide a financial incentive that will help attract and retain the most qualified directors.

         A copy of the 2001 Share Plan is attached as ANNEX B to this Proxy Statement. The following summary of the terms of the 2001 Share Plan is qualified in its entirety by reference thereto. Stockholders are urged to refer to the 2001 Share Plan document and to read it carefully for a complete statement of provisions summarized therein.

         The 2001 Share Plan makes available up to 100,000 shares of Common Stock for issuance to non-employee directors of the Company in the form of restricted stock. As of December 28, 2000, there were four non-employee directors eligible to participate in the 2001 Share Plan.

         Under the terms of the 2001 Share Plan, promptly following each board or committee meeting during a fiscal quarter commencing on or after January 1, 2001, the Company will issue to each non-employee director the number of shares of Common Stock (rounded to the nearest whole number) obtained by dividing the "applicable portion" of the non-employee director's fees by the fair market value of one share of Common Stock on the date of the applicable board or committee meeting. The term "applicable portion" means 60% of the fees payable with respect to the applicable meeting for each non-employee director, or such higher percentage that any individual non-employee director elects for himself in writing prior to the fiscal quarter during which the meeting occurs. The Company will not issue fractional shares under the 2001 Share Plan.

         Rights to the issuance of shares of Common Stock may not be assigned, pledged, hypothecated or otherwise transferred by a non-employee director or any other person, voluntarily or involuntarily, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

AMENDMENT TO 2001 SHARE PLAN

         The Board may, at any time, terminate, and, from time to time, amend or modify the 2001 Share Plan; provided, however, that any such amendment must be approved by the stockholders of the Company if required by applicable statutory or regulatory requirements or if the Company determines that stockholder approval is otherwise necessary or desirable.

REQUIRED VOTE FOR APPROVAL

         The Board of Directors recommends a vote FOR approval of the adoption of the 2001 Share Plan. The affirmative vote of a majority of the shares of Common Stock present or represented by proxy at the meeting will constitute approval of the adoption of the 2001 Share Plan.

                          PROPOSAL III: RATIFICATION OF
                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors, upon the recommendation of its Audit Committee, has determined to appoint Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending September 29, 2001. A resolution will be presented at the meeting to ratify the appointment of Arthur Andersen LLP. If the stockholders do not ratify the selection of Arthur Andersen LLP, the selection of independent public accountants will be reconsidered by the Board.

         The Company has been advised that a representative of Arthur Andersen LLP will be present at the meeting with an opportunity to make a statement if such representative desires and will be available to respond to questions of the stockholders.

         The Board of Directors recommends a vote FOR ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending September 29, 2001.

                          COMPLIANCE WITH SECTION 16(a)

         Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's officers and directors, and persons who own more than ten percent of the Company's outstanding stock, file reports of ownership and changes in ownership with the Securities and Exchange Commission. For fiscal 2000, to the knowledge of the Company, all Section 16(a) filing requirements applicable to its officers and directors with respect to the most recent fiscal year were complied with except that the fiscal year ended Form 5, Annual Statement of Beneficial Ownership of Securities for each executive officer of the Company, each of which reflected one transaction, was filed on November 30, 2000, instead of November 14, 2000, as required by Section 16(a).

                              STOCKHOLDER PROPOSALS

         Proposals of stockholders intended to be presented at the 2002 Annual Meeting of Stockholders scheduled to be held on February 5, 2002, must be received by the Company by August 30, 2001, for inclusion in the Company's Proxy Statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the Proxy Statement and proxy in accordance with regulations governing the solicitation of proxies.

         The Company's Bylaws also set forth certain advance notice or information requirements and time limitations on any director nomination or any new business which a stockholder wishes to propose for consideration at an annual or special meeting of stockholders. In order for a stockholder to nominate a candidate for director or bring a proposal before a stockholder meeting, the Bylaws generally require that notice be given to the Company not less than 60 days nor more than 90 days before the meeting; provided that if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, then the stockholder must give such notice to the Company within 10 days after notice of the stockholder meeting is mailed or other public disclosure of the meeting is made. Accordingly, in order to nominate a candidate for director or bring a proposal before the 2002 Annual Meeting, the Company must receive notice from the stockholder between November 7, 2001 and December 7, 2001. The notice must contain certain information relating to the nominee for director or new business proposal. The Board of Directors of the Company may reject any nomination or new business proposal not timely made or supported by insufficient information. In addition, the time limits discussed in this paragraph also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority. If the date for the 2002 Annual

Meeting is delayed or advanced by more than 30 calendar days, the Company will inform stockholders of such change, and the new dates referred to in this section, in accordance with the rules governing the solicitation of proxies. These requirements are separate from the rules of the Securities and Exchange Commission which provide for the inclusion of proposals of stockholders in the Company's Proxy Statement.

                                  MISCELLANEOUS

         The Company will bear the cost of solicitation of proxies. Proxies will be solicited by mail. They may also be solicited by officers and regular employees of the Company personally or by telephone, but such persons will not be specifically compensated for such services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons and will be reimbursed for their reasonable expenses incurred in connection therewith.

         Management knows of no business to be brought before the Annual Meeting of Stockholders other than that set forth herein. However, if any other matters properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters. Even if you plan to attend the meeting in person, please execute, date and return the enclosed proxy promptly. Should you attend the meeting, you may revoke the proxy by delivering to the Company another proxy bearing a later date or by submitting written notice of such revocation to the Secretary of the Company. A postage-paid, return-addressed envelope is enclosed for your convenience. Your cooperation in giving this your prompt attention will be appreciated.


                                             By Order of the Board of Directors,
                                             WILLIAM J. JESSIE, Secretary
December 28, 2000
Ashland, Kentucky

                                     ANNEX A

                          KENTUCKY ELECTRIC STEEL, INC.

                             AUDIT COMMITTEE CHARTER


I.       PURPOSE

         The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information; the Company's Systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the company's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

         - Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

         - Review and appraise the audit efforts of the Company's independent auditors.

         - Provide an open avenue of communication among the independent auditors, financial and senior management, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.      COMPOSITION

         The Audit Committee shall be comprised solely of three independent, non-employee directors who are not, and in the past three years have not been, active Officers or employees of the Company. All members of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement or shall become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. Additionally, at least one member of the Audit Committee shall have had past employment experience in finance or accounting or a professional certification in accounting or comparable experience or background which results in that individual possessing financial sophistication.

         The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified. The Chairman of the Audit Committee will be elected by the full Board of Directors.

III.     MEETINGS

         The Committee shall meet at least two times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

IV.      RESPONSIBILITIES AND DUTIES

         In meeting its responsibilities, the Audit Committee is expected to:

          1. Review and update the Committee's charter annually or more frequently if circumstances dictate.

          2. Recommend to the Board the independent auditor to be used, approve the services and compensation of the independent auditor (including estimated consulting services to be performed and fees associated therewith), and review and approve the discharge of the independent auditor. In performing these duties, the Audit Committee will confirm to the selected independent auditor its ultimate accountability to the Board and the Audit Committee, who are serving as representatives of the shareholders of the Company.

          3. Review annually the independence of the independent auditor. Without limiting the generality of the foregoing, the Committee shall:

                  a. Ensure the receipt of a formal written statement from the independent auditor delineating relationships between the independent auditor and the Company, consistent with Independence Standards board Standard No. l.

                  b. Engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity of the independent auditors. Committee approval is required for such consulting services exceeding $40,000.

                  c. Take appropriate action to ensure the independence of the independent auditors.

          4. Evaluate Company processes for management's identification of significant financial risks or exposures, and assess the steps management has taken to mitigate such risks.

          5. Consider, in consultation with management, the risk assessments, scopes and audit plans of the independent auditor.

          6.      Consider and review with independent auditor:

                  a. The adequacy of the Company's financial reporting processes for both internal and external reporting.

                  b. The adequacy of the Company's internal controls, including computerized information system controls and security.

                  c. Any significant findings and recommendations of the independent auditor and management's responses thereto.

          7. Review with management and the independent auditor at the completion of the annual examination:

                  a. The Company's annual financial statements and related footnotes, and if deemed appropriate after such review, recommend to the Board that the financial statements be included in the Annual Report on Form 10-K.

                  b. Any significant changes in accounting policies or procedures.

                  c. The independent auditor's audit of the financial statements and its report thereon.

                  d. Any significant changes required in the independent auditor's audit plan.

                  e. Any difficulties or disputes with management encountered during the course of the audit, including restrictions on scope.

                  f. Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.

                  g. The independent auditor's Management Letter and management's response thereto.

          8. Review with management and the independent auditors each Quarterly Report on Form 10-Q prior to its filing or, if earlier, prior to the release of earnings. The Chairman of the Committee may represent the entire Committee for purposes of this review.

          9. Review with management, legal counsel, and independent auditors any legal and regulatory matters that may have a material impact on the financial statements, and related Company compliance policies, and programs and reports received from regulators.

         10. Report Committee actions to the Board with such recommendations as the Committee may deem appropriate.

         11. Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

         12.      Perform such other functions as assigned by law or the Board.

         13. Perform such additional functions as the Committee may deem necessary to fulfill its charter, including, but not limited to:

                  a. Review use of consultants, as defined under the Foreign Corrupt Practices Act.

                  b. Review the adequacy of the Company's senior accounting and financial personnel.

                                     ANNEX B

                          KENTUCKY ELECTRIC STEEL, INC.

                   2001 SHARE PLAN FOR NON-EMPLOYEE DIRECTORS


I.       NAME AND PURPOSE OF PLAN

         1.1 Establishment. This plan created in accordance with the terms hereof shall be known as the "Kentucky Electric Steel, Inc. 2001 Share Plan for Non-Employee Directors" (the "Plan").

         1.2 Purposes. The purposes of this Plan are to encourage the Non-Employee Directors of Kentucky Electric Steel, Inc. (the "Company") to own shares of the Company's stock and thereby to align their interests more closely with the interests of the other shareholders of the Company, to encourage the highest level of director performance by providing the Non-Employee Directors with a direct interest in the Company's attainment of its financial goals, and to provide a financial incentive that will help attract and retain the most qualified directors.

II.      DEFINITIONS

         2.1 Definitions. The following terms shall have the meanings set forth below:

                  (a) "Board" shall mean the Board of Directors of the Company.

                  (b) "Non-Employee Director" shall mean an individual duly elected or chosen as a member of the Board who is not an employee of the Company.

                  (c) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (d) "Fair Market Value" means the average of the highest sale price and the lowest sale price of a Share on the date the value of a Share is to be determined, as reported on the NASDAQ System, and published in the Wall Street Journal, or if no sale is reported for such date, then on the next preceding date for which a sale is reported or, if the Shares are no longer traded on the NASDAQ System, the determination of such value shall be made by the Board.

                  (e) "Fees" shall mean the amount of the fees to be paid to each Non-Employee Director for services as a director (including all meetings of the full Board and all committee meetings) for each fiscal quarter, as determined by the Board from time to time.

                  (f) "Shares" shall mean the common stock, par value $.01 per share, of the Company.

         2.2 Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

III.     STOCK SUBJECT TO THE PLAN

         A total of 100,000 Shares are authorized for issuance under this Plan in accordance with the provisions of this Plan. This authorization may be increased from time to time by approval of the Board and by the shareholders of the Company.

IV.      PARTICIPATION

         Each Non-Employee Director of the Company may receive Shares pursuant to this Plan on the terms and conditions set forth herein. Each Non-Employee Director shall, if required by the Board, enter in an agreement with the Company, in such form as the Board shall determine and which is consistent with the provisions of this Plan. In the event of any inconsistency between the provisions of this Plan and any such agreement entered into hereunder, the provisions of this Plan shall govern.

V.       STOCK ISSUANCES

         Promptly following each Board meeting or meeting of a committee of the Board during a fiscal quarter commencing on or after January 1, 2001, the Company shall issue to each Non-Employee Director the number of Shares (rounded to the nearest whole number) obtained by dividing the "Applicable Portion" of such Non-Employee Director's Fees by the Fair Market Value of a Share on the date of the applicable Board or committee meeting. No fractional Share shall be issued by the Company under this Plan. The "Applicable Portion" shall be 60% of the Fees payable with respect to the applicable meeting for each Non-Employee Director, or such higher percentage that any individual Non-Employee Director elects for himself, such election to be filed in writing with the Chief Financial Officer of the Company prior to the first day of the fiscal quarter during which the applicable meeting occurs.

VI.      GENERAL PROVISIONS

         6.1 Non-transferability. No rights to the issuance of Shares pursuant to this Plan shall be assigned, pledged, hypothecated or otherwise transferred by a Non-Employee Director or any other person, voluntarily or involuntarily, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

         6.2 Investment Representations; Restricted Stock. The Company may require any Non-Employee Director to whom Shares are to be issued pursuant to this Plan, as a condition of receiving such Shares, to given written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Shares for his own account for investment and not with any present intention of selling or otherwise distributing the same, that the Shares issued pursuant to this Plan have not been registered pursuant to any applicable securities law and can only be transferred upon compliance with such laws, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws. The Shares issued pursuant to this Plan will bear an appropriate legend.

         6.3 Compliance with Laws. (a) Each issuance of Shares pursuant to this Plan shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance of Shares thereunder, such Shares may not be issued unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board.

         (b) This Plan and the issuance of Shares pursuant to this Plan are intended to comply with Rule 16b-3 promulgated under the Exchange Act; and the Board shall interpret and administer the provisions of this Plan in a manner consistent therewith.

         (c) The issuance of Shares and the payment of cash pursuant to this Plan shall be subject to all applicable laws, rules and regulations.

VII.     PLAN AMENDMENT AND TERMINATION

         The Board may at any time terminate, and from time to time amend or modify this Plan; provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable this Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that shareholder approval is otherwise necessary or desirable.

VIII.    MISCELLANEOUS

         8.1 Retention as Director. Nothing contained in this Plan shall interfere with or limit in any way the right of the shareholders or the Directors of the Company to remove any Director from the Board pursuant to the bylaws of the Company, nor confer upon any Director any right to continue in the service of the Company.

         8.2 Relationship to Other Plans. The adoption of this Plan shall not affect any other compensation plan in effect for the Company. Furthermore, this Plan shall not preclude the Company from establishing any other form of incentive or other compensation arrangement for Directors of the Company.

         8.3 Plan Binding on Successors. This Plan shall be binding upon the successors and assigns of the Company.

         8.4 Governing Law. The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

         8.5 Headings. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numberings and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof.

IX.      EFFECTIVE DATE

         The effective date of this Plan shall be the date of its approval by the shareholders of the Company.

[X] PLEASE MARK VOTES                                                      ----
    AS IN THIS EXAMPLE                                                         |
                                                                               |
                                                                               |
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---------------------------------------
     KENTUCKY ELECTRIC STEEL, INC.           1. Election of Directors
---------------------------------------                                                     With-
                                                                                     For    hold
Mark box at right if you plan to attend                (01) CARL E. EDWARDS          [ ]     [ ]
the Meeting of Stockholders.            [ ]

Mark box at right if an address change                 (02) J. MARVIN QUIN, II       [ ]     [ ]
or comment has been noted on the
reverse side of this card.              [ ]

CONTROL NUMBER:                                        (to elect the above nominees as Directors)
RECORD DATE SHARES:
                                                                                     For   Against   Abstain
                                             2. Approve the 2001 Share Plan for
                                                Non-Employee Directors.              [ ]     [ ]       [ ]

                                             3. Ratify the appointment of Arthur
                                                Anderson LLP, as independent public
                                                accountants for fiscal 2001.         [ ]     [ ]       [ ]

                                             4. In their discretion on any other
                                                matter that may properly come before
                                                the meeting or any adjournment
                                                thereof.

                                            -------------------
Please be sure to sign and date this Proxy.  Date
---------------------------------------------------------------


----------Stockholder sign here-----------Co-owner sign here---

DETACH CARD                                                        DETACH CARD

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                         KENTUCKY ELECTRIC STEEL, INC.

Dear Shareholder,

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders, February 6, 2001.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Kentucky Electric Steel, Inc.

                         KENTUCKY ELECTRIC STEEL, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                FEBRUARY 6, 2001

The undersigned hereby appoints William J. Jessie and William H. Gerak, or either of them, with full power to act alone, the true and lawful attorneys-in-fact and proxies of the undersigned, with full power of substitution and revocation, to vote all shares of common stock of Kentucky Electric Steel, Inc., a Delaware corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Ashland Plaza Hotel, Ashland, Kentucky on Tuesday, February 6, 2001 at 10:00 a.m., Eastern Standard Time, and at any adjournments thereof, with all powers the undersigned would possess if personally present.

THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDERS. IF
NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1,2 AND 3.
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------------------------------------------------------------------------------------
PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
PLEASE DATE THIS PROXY AND SIGN NAME OR NAMES EXACTLY AS PRINTED HEREON. WHERE THERE
IS MORE THAN ONE OWNER, EACH MUST SIGN. WHEN SIGNING IN FIDUCIARY OR REPRESENTATIVE
CAPACITY, PLEASE GIVE FULL TITLE AS SUCH.
------------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                    DO YOU HAVE ANY COMMENTS?
--------------------------------------       ---------------------------------------
--------------------------------------       ---------------------------------------
--------------------------------------       ---------------------------------------
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